EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE
Each of the undersigned, Joseph M. Burnett and Danilo D’Alessandro, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this annual report on Form 10-K for the fiscal year ended December 31, 2022, of ClearPoint Neuro, Inc. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2023
/s/ Joseph M. Burnett
Joseph M. Burnett
Chief Executive Officer

/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer